UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 8, 2009
LAND O’LAKES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4001 Lexington Avenue North
Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
          Land O’Lakes, Inc., a Minnesota cooperative corporation (the “Company”), recently announced that Agriliance LLC (a 50-50 joint venture between the Company and CHS Inc.) entered into an operating lease and an asset purchase agreement with Agri-AFC, LLC (“Agri-AFC”), a wholesale and retail crop inputs supplier located in Decatur, Alabama. Agri-AFC is a joint venture between Alabama Farmers Cooperative, Inc. and Winfield Solutions, LLC, a Land O’Lakes company. Under the terms of the transaction documents, Agri-AFC will immediately begin operating nine former Agriliance retail locations located in Georgia and Mississippi, and will purchase the working capital, primarily inventory, associated with such locations. The parties expect to transfer the property, plant and equipment located at these sites by the end of July 2009. No additional terms were disclosed. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: April 9, 2009	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1	Joint Press release issued by CHS Inc. and Land O’Lakes, Inc., dated April 8, 2009.